As filed with the Securities and Exchange Commission on December 8, 2016

Registration No. 333-209692

Registration No. 333-209494

Registration No. 333-204340

Registration No. 333-198182

Registration No. 333-197776

Registration No. 333-194714

Registration No. 333-188276

Registration No. 333-181806

Registration No. 333-174454

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-209692

FORM S-8 REGISTRATION STATEMENT NO. 333-209494

FORM S-8 REGISTRATION STATEMENT NO. 333-204340

FORM S-8 REGISTRATION STATEMENT NO. 333-198182

FORM S-8 REGISTRATION STATEMENT NO. 333-197776

FORM S-8 REGISTRATION STATEMENT NO. 333-194714

FORM S-8 REGISTRATION STATEMENT NO. 333-188276

FORM S-8 REGISTRATION STATEMENT NO. 333-181806

FORM S-8 REGISTRATION STATEMENT NO. 333-174454

UNDER THE SECURITIES ACT OF 1933

LinkedIn Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation or
organization)

47-0912023

(I.R.S. Employer Identification No.)

1000 West Maude Avenue
Sunnyvale, California 94085

(650) 687-3600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Keith R. Dolliver
Vice President
LinkedIn Corporation
1000 West Maude Avenue

Sunnyvale, California 94085
(650) 687-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Alan M. Klein

Anthony F. Vernace

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filter, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements of LinkedIn Corporation, a Delaware Corporation (the “Company”), on Form S-8 (collectively, the “Registration Statements”) filed by the Company with the Securities and Exchange Commission (“SEC”):

•                                                Registration Statement No. 333-209692, originally filed with the SEC on February 24, 2016, registering 75,743 shares of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”) under the Connectifier, Inc. 2012 Stock Plan;

•                                                Registration Statement No. 333-209494, originally filed with the SEC on February 12, 2016, registering 6,602,445 shares of Class A Common Stock under the LinkedIn Corporation 2011 Equity Incentive Plan, as amended and restated June 3, 2015;

•                                                Registration Statement No. 333-204340, originally filed with the SEC on May 20, 2015, registering 178,763 shares of Class A Common Stock under the lynda.com, Inc. 2008 Equity Incentive Plan;

•                                                Registration Statement No. 333-198182, originally filed August 15, 2014, registering 27,212 shares of Class A Common Stock under the Bizo, Inc. 2008 Incentive Stock Option and Restricted Stock Plan and registering 44,748 shares of Class A Common Stock under the Bizo, Inc. 2012 Equity Incentive Plan;

•                                                Registration Statement No. 333-197776, originally filed with the SEC on August 1, 2014, registering 5,717 shares of Class A Common Stock under the Newsle, Inc. 2012 Stock Incentive Plan;

•                                                Registration Statement No. 333-194714, originally filed with the SEC on March 21, 2014, registering 11,702 shares of Class A Common Stock under the Bright Media Corporation 2012 Stock Incentive Plan, as amended;

•                                                Registration Statement No. 333-188276, originally filed with the SEC on May 1, 2013, registering 9,182 shares of Class A Common Stock under the Alphonso Labs, Inc. 2010 Equity Incentive Plan;

•                                                Registration Statement No. 333-181806, originally filed with the SEC on May 31, 2012, registering 96,254 shares of Class A Common Stock under the Slideshare, Inc. 2007 Equity Incentive Plan, as amended; and

•                                                Registration Statement No. 333-174454, originally filed with the SEC on May 24, 2011, registering 13,853,985 shares of Class A Common Stock under the 2011 Equity Incentive Plan, registering 3,500,000 shares of Class A Common Stock under the 2011 Employee Stock Purchase Plan, registering 17,026,313 shares of Class A Common Stock under the 2003 Stock Incentive Plan and registering 17,026,313 shares of Class B common stock, par value $0.0001 per share, of the Company under the 2003 Stock Incentive Plan.

On December 8, 2016, pursuant to an Agreement and Plan of Merger, dated as of June 11, 2016 (the “Merger Agreement”), by and among the Company, Microsoft Corporation, a Delaware corporation (“Microsoft”), and Liberty Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Microsoft (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Microsoft.

As a result of the Merger, the Company has terminated all offerings of the Company’s securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statements, if any. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on December 8, 2016. No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

LINKEDIN CORPORATION

By:	/s/ Keith R. Dolliver
Keith Dolliver
Vice President